L&S AUTOMOTIVE PRODUCTS CO. (LETTERHEAD)                      EXHIBIT 10.28







January 12, 1996




ZVL-LSA
Slovakia

In connection with purchase orders opened to you for bearings under prior agreements with you, L&S Automotive will be required to purchase only quantities of bearings each year that it can sell in its normal course of business. L&S will, however, use its resources to endeavor to increase the volumes of bearings that you sell through direct sales to OEM customers. Of course, ZVL-LSA must maintain acceptable quality required by the market.

                              L&S Bearing

                              By:/s/Jack E. Golsen
                                   Jack E. Golsen, Chairman



                              Agreed to by ZVL-LSA Slovakia



                              By:/s/Maria Florkova
                                   Maria Florkova, General Director



                          L&S AUTOMOTIVE PRODUCTS CO. (LETTERHEAD)







January 12, 1996




ZVL-LSA
Slovakia

In consideration for conversion of the debt owed to L&S Automotive being converted to capital (equity), ZVL-LSA agrees that L&S will not be required by past or present agreements to purchase greater quantities of bearings each year than it can sell in its normal course of business.



Sincerely,

/s/ Jack E. Golsen

Jack E. Golsen
Board Chairman

                              Agreed to by ZVL-LSA


                              By:/s/Maria Florkova
                              Maria Florkova, General Director